EXHIBIT 23(a)




              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectuses constituting part of this Registration Statement on Form S-3 of our report dated January 18, 1996, which appears on page 31 of the 1995 Annual Report to Shareholders of Carnival Corporation, which is incorporated by reference in Carnival Corporation's Annual Report on Form 10-K for the year ended November 30, 1995. We also consent to the reference to us under the heading "Experts" in such Prospectuses.


Price Waterhouse LLP
Miami, Florida
October 10, 1996